Exhibit 99.1

May 4, 2015

The Coast Distribution System, Inc.

350 Woodview Avenue

Morgan Hill, California 95037

Re:	Twentieth Amendment

Ladies and Gentlemen:

The Coast Distribution System, Inc., a Delaware corporation (“Coast Delaware”), United Sales & Warehouse of Texas, Inc., a Texas corporation (“United Sales”), C/P Products Corp., an Indiana corporation (“C/P”), Mohawk Trailer Supply, Inc., a New York corporation (“Mohawk”), and Les Systemes De Distribution Coast (Canada) Inc. The Coast Distribution System (Canada) Inc., a corporation organized under the laws of the Province of Quebec (“Coast Canada”) (Coast Delaware, United Sales, C/P, Mohawk, and Coast Canada are referred to individually as “Borrower” and collectively as “Borrowers”), and Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., a national banking association, as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch) (“Canadian Lender”), (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”), have entered into that certain Third Amended and Restated Loan and Security Agreement dated August 30, 2005 (the “Security Agreement”). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions set forth hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) Subsection 1 of the Agreement is hereby amended to amend and restate the following definitions in their entirety as follows:

“Applicable Margin” shall mean the margin set forth below, with respect to any LIBOR Rate Loan, Canadian Prime Rate Loan and US Prime Rate Loan (each, an “Interest Type”, as hereinafter defined) in effect from time to time. The Applicable Margin shall be adjusted quarterly on the first day of the month following receipt of Borrowers’ Form 10(Q) or Form 10(K), as applicable, based on Borrowers’ consolidated Net Profit for the 12 month period ending on the date of calculation and Borrowers’ consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation, in each case, as shown on Borrowers’ financial statements set forth in Borrowers’ Form 10(Q) or Form 10(K), as applicable (provided that, if Borrowers fail to deliver such Form 10(Q) or Form 10(K), as applicable, within the time period required by Subsection 9(f) of this Agreement, the Applicable Margin shall conclusively be presumed to be equal to the highest level set forth on the chart below from the date such Form 10(Q) or Form 10(K), as applicable, was required to be delivered until the first day of the month following receipt of such Form 10(Q) or Form 10(K), as applicable, as set forth on the following chart:

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Level	Trailing Twelve Month Net Profit	Fixed Charge Coverage Ratio	Applicable Margin for LIBOR rate loans (in basis points)	Applicable Margin for US Prime Rate Loans and Canadian Prime Rate Loans (in basis points)
(1)	>$2,000,000	>4.0	200bps	50 bps
(2)	>$1,250,000 <$2,000,000	>3.0:1.0 <4.0:1.0	225 bps	75 bps
(3)	>$625,000 <$1,250,000	>1.50:1.0 <3.0:1.0	250 bps	100 bps
(4)	<$625,000	>1.10:1.0 <1.50:1.0	275 bps	125 bps
(5)	<$625,000	<1.10:1.0	300 bps	150 bps

; provided, however, that after the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be the default rate as provided in Section 4(a)(v). By way of example, and for purposes of clarification only, if the Applicable Margin is at Level 3 and Borrowers achieve a trailing twelve month Fixed Charge Coverage Ratio of 3.0:1.0 but the trailing twelve month Net Profit is $800,000, then the Applicable Margin would remain at Level 3. If, as a result of any restatement of or other adjustment to the financial statements, borrowing base certificates or Inventory or Accounts reports of Borrowers, or the results of audits or appraisals which do not confirm the information provided in borrowing base certificates or for any other reason, Lender determines that (a) the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio, for the 12 month period ending on the date of calculation, was inaccurate and (b) a proper calculation of the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation would have resulted in different pricing for any period, then (i) if the proper calculation of the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation would have resulted in higher pricing for such period, Borrowers shall automatically and retroactively be obligated to pay to Lender, promptly on demand by Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the trailing twelve month Net Profit or Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, Lender shall not have any obligation to repay any interest or fees to Borrowers; provided that if, as a result of any restatement or other event, a proper calculation of the trailing twelve month Net Profit or Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

“Canadian Inventory Advance Sublimit” shall mean an amount up to the lesser of (i) Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) or (ii) (a) from June 1st of each year through January 31st of each following year, fifty percent (50%) of the value of Eligible Inventory owned by Coast Canada and (b) from February 1st of each year through May 31st of each year, fifty five percent (55%) of the value of Eligible Inventory owned by Coast Canada; provided, however, that in no event shall the Inventory advances under the Canadian Inventory Advance Sublimit plus the advances under the US Inventory Advance Sublimit exceed Eighteen Million and No/100 Dollars ($18,000,000.00); provided further that, Lender may reduce the lending formula with respect to Coast Canada Eligible Inventory in its Permitted Discretion. Coast US acknowledges that any request by Coast Canada to increase the Canadian Inventory Advance Sublimit shall constitute a corresponding request to Coast US to reduce the US Inventory Advance Sublimit. Borrowers acknowledge that the amount of the Canadian Inventory Advance Sublimit as of the date hereof is Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and the amount of the US Inventory Advance Sublimit as of the date hereof is Fourteen Million Five Hundred Thousand and No/100 Dollars ($14,500,000.00).

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“Canadian Maximum Loan Sublimit” shall mean an amount up to Eight Million and No/100 Dollars ($8,000,000.00), except as such amount may be increased or decreased by Canadian Lender in its Permitted Discretion, minus the FX Reserve (if any), provided that Coast Canada may, upon three (3) days prior notice, request that the Canadian Maximum Loan Sublimit be increased or decreased in increments of Five Hundred Thousand and No/100 Dollars ($500,000.00). Coast US acknowledges that any request by Coast Canada to increase the Canadian Maximum Loan Sublimit shall constitute a corresponding request to Coast US to reduce the US Maximum Loan Sublimit by a like amount. Borrowers acknowledge that the amount of the Canadian Maximum Loan Sublimit as of the date hereof is Seven Million and No/100 Dollars ($7,000,000.00) and the amount of the US Maximum Loan Sublimit as of the date hereof is Twenty Three Million and No/100 Dollars ($23,000,000.00). Borrowers further acknowledge that the amount of the Canadian Maximum Loan Sublimit plus the amount of the US Maximum Loan Sublimit shall in no event exceed Thirty Million and No/100 Dollars ($30,000,000.00).

“Maximum Loan Limit” shall mean an amount not to exceed Thirty Million and No/100 Dollars ($30,000,000.00).

“US Inventory Advance Sublimit” shall mean the lesser of (i) up to Fifteen Million and No/100 Dollars ($15,000,000.00) or (ii) (a) from June 1st of each year through January 31st of each following year, fifty percent (50%) of the value of Eligible Inventory owned by Coast US and (b) from February 1st of each year through May 31st of each year, fifty five percent (55%) of the value of Eligible Inventory owned by Coast US; provided, however, that in no event shall the Inventory advances under the US Inventory Advance Sublimit plus advances under the Canadian Inventory Advance Sublimit exceed Eighteen Million and No/100 Dollars ($18,000,000.00); provided further that US Lender may reduce the lending formula with respect to Coast US’ Eligible Inventory in its Permitted Discretion. Borrowers acknowledge that the amount of the Canadian Inventory Advance Sublimit as of the date hereof is Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) and the amount of the US Inventory Advance Sublimit as of the date hereof is Fourteen Million Five Hundred Thousand and No/100 Dollars ($14,500,000.00).

“US Maximum Loan Sublimit” shall mean an amount up to Thirty Million and No/100 Dollars ($30,000,000.00), except as such amount may be increased or decreased by Lender in its Permitted Discretion, provided that Coast US may, upon three (3) days prior notice, request that the US Maximum Loan Sublimit be increased or decreased in increments of Five Hundred Thousand and No/100 Dollars ($500,000.00). Coast Canada acknowledges that any request by Coast US to increase the Coast US Maximum Loan Sublimit shall constitute a corresponding request to Coast Canada to reduce the Canadian Maximum Loan Sublimit by a like amount. Borrowers acknowledge that the amount of the US Maximum Loan Sublimit as of the date hereof is Twenty Three Million and No/100 Dollars ($23,000,000.00) and the amount of the Canadian Maximum Loan Sublimit as of the date hereof is Seven Million and No/100 Dollars ($7,000,000.00). Borrowers further acknowledge that the amount of the US Maximum Loan Sublimit plus the amount of the Canadian Maximum Loan Sublimit shall in no event exceed Thirty Million and No/100 Dollars ($30,000,000.00).

(b) Section 10 of the Agreement is hereby amended to delete the date of July 10, 2017 set forth in the first sentence thereof and substituting the date of July 10, 2018 in its stead.

2. Borrowers represent and warrant to Lender that this Amendment has been approved by all necessary corporate action, and each individual signing below represents and warrants that he or she is fully authorized to do so.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Borrowers and Lender and remain in full force and effect in accordance with their terms.

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4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement. This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

5 Borrowers shall reimburse Lender for all reasonable attorney’s fees (whether for internal or outside counsel) incurred by Lender in connection with the documentation and consummation of this Twentieth Amendment to the Agreement.

6. Lender shall have received a copy of this Amendment executed by Borrowers and Lender, together with the Guarantor’s Acknowledgment attached hereto, executed by each Guarantor.

7. In consideration of the agreements of Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably release, remise and forever discharge Agent and Lender, their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which Borrowers or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Amendment, the Agreement, or any of the Other Agreements or transactions hereunder or thereunder other than Claims caused by or resulting from the willful misconduct, bad faith or gross negligence of any Releasee.

(Remainder of page intentionally blank; signatures follow)

99.1-4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

LENDER: BANK OF AMERICA, N.A., as Agent

By :	/s/ JOHN W. MUNDSTOCK
Title:	Senior Vice President

BANK OF AMERICA, N.A., as US Lender

By :	/s/ JOHN W. MUNDSTOCK
Title:	Senior Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Lender

By:	/s/ MEDINA SALES De ANDRADE
Title:	Vice President

BORROWERS: THE COAST DISTRIBUTION SYSTEM, INC.

By :	/s/ SANDRA A. KNELL
Title:	Executive Vice President

UNITED SALES & WAREHOUSE OF TEXAS, INC.

By:	/s/ SANDRA A. KNELL
Title:	Executive Vice President

C/P PRODUCTS, CORP.

By:	/s/ SANDRA A. KNELL
Title:	Executive Vice President

MOHAWK TRAILER SUPPLY, INC.

By:	/s/ SANDRA A. KNELL
Title:	Executive Vice President

LES SYSTEMES DE DISTRIBUTION COAST (CANADA) INC. THE COAST DISTRIBUTION SYSTEM (CANADA) INC.

By:	/s/ SANDRA A. KNELL
Title:	Executive Vice President

99.1-5

GUARANTOR’S ACKNOWLEDGMENT

The undersigned guarantor acknowledges that Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch), (“Canadian Lender”) (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”) have no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Eleventh Amendment (the “Eleventh Amendment”) to the Third Amended and Restated Loan and Security Agreement dated August 30, 2005, as amended, modified or supplemented from time to time. The undersigned guarantor nevertheless: (i) acknowledges and agrees to the terms and conditions of the Eleventh Amendment; and (ii) acknowledges that its guaranty remains fully valid, binding, and enforceable.

9002-1288 QUEBEC INC.

By:	/s/ SANDRA A. KNELL
Title:	Executive Vice President

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